                       CONSULTING AND NON-COMPETITION AGREEMENT

     THIS CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of July 1, 1998 by and between DAN JENSEN ("Jensen") on the one hand, and JENKON INTERNATIONAL, INC., a Delaware corporation (the "Company"), with respect to the following facts:

     A. Jensen is a co-founder of the Company and is currently an employee and a director of the Company and/or its direct or indirect subsidiaries (the "Subsidiaries"), including Jenkon International, Inc., a Washington corporation, and Summit V, Inc., a Washington corporation.

     B. Jensen and the Company have agreed that Jensen's employment with the Company will terminate as of July 1, 1998, and that simultaneously with such termination, Jensen will resign and cease to serve as an officer or employee of the Company or as a director, officer or employee of each of the Subsidiaries.

     C. The Company and Jensen desire to settle and resolve any and all controversies between them including, but not limited to any differences or claims that might also arise out of Jensen's employment with the Company or any Subsidiaries and Jensen's termination therefrom, to bring these matters to a conclusion and to avoid incurring costs and expenses which would be incident to the prosecution and defense of claims arising from disputed matters, if any.

     D. Following the effective date of this Agreement, the Company and Jensen desire that the Company retain Jensen as a consultant and that the Jensen agree to a covenant not to compete with the Company or its Subsidiaries on the terms described in this Agreement.

     NOW, THEREFORE, in consideration for the covenants and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

     1. TERMINATION AS AN EMPLOYEE AND ACKNOWLEDGMENT OF PAYMENT. Jensen and the Company hereby agree that Jensen's employment with the Company shall terminate at 12:01 a.m., Pacific Daylight Time, on July 1, 1998 (the "Termination Date") and effective on the Termination Date, Jensen shall, by execution of this Agreement and by no further action on the part of the Company, any Subsidiary or Jensen, be deemed to have resigned as (i) an employee and officer of the Company and each of its Subsidiaries, and (ii) as a director of each of the Subsidiaries. Jensen shall remain as a director of the Company. Simultaneously with the termination of Jensen's employment with the Company as set forth herein, Jensen agrees to serve as a consultant to the Company upon the terms detailed below. Except as otherwise specifically set forth in this Agreement, Company shall have no further obligations to Jensen and all compensation and benefits payable to him shall cease as of the

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Termination Date. Jensen hereby acknowledges that he has been paid all accrued compensation, wages, bonus or vacation pay, benefits and other compensation owed to him by the Company or to which he may be entitled up to and through the Termination Date and hereby releases the Company of any further obligations to pay any such amounts except as specifically contemplated by this Agreement.

     2.   CONSULTING SERVICES AND COMPENSATION.

          2.1 CONSULTING SERVICES. Effective on the Termination Date, and for a period of three years thereafter, Jensen shall serve as a consultant of the Company and shall provide such consulting services as may be reasonably be requested by the Chief Executive Officer of the Company from time to time; provided that unless otherwise agreed by the parties hereto, Jensen shall not be required to travel or provide services at any location other than from Jensen's home or, at the reasonable request of the Company, at the Company's headquarters in Vancouver, Washington. The relationship of Jensen to the Company following the Termination Date shall be that of an independent contractor. The Company shall pay Jensen consulting fees hereunder directly and without payroll deductions of any kind whatsoever. Nothing contained herein shall be construed to create the relationship between the Company and Jensen of employer and employee for any period subsequent to the Termination Date.

          2.2 PAYMENT OF TAXES. Jensen, at his sole cost and expense, shall be fully and solely liable and responsible to report his income and expenses and to pay and withhold any and all payroll, withholding, Social Security or other taxes on any compensation or other payments made pursuant to the terms of this Agreement (collectively, "Taxes") to the extent required by applicable law. It is understood and agreed that, since following the Termination Date, Jensen shall not be an employee of the Company, the Company shall not withhold any taxes from amounts paid to Jensen. It is also understood and agreed that, except as specifically provided for in this Agreement, Jensen shall not be eligible to participate in any benefits or programs sponsored or financed by the Company for its employees, including, but not limited to, any insurance, workers' compensation, retirement, vacation, sick, or holiday programs and benefits. Jensen assumes full responsibility for and agrees to indemnify and hold harmless the Company and each of its officers, employees, directors, agents, and affiliates from any claims relating to the failure of Jensen to pay or properly withhold any Taxes.

          2.3 COMPENSATION FOR CONSULTING SERVICES. In consideration of Jensen's consulting services, the Company shall make the following payments to Jensen: (i) a monthly fee of $3,000, payable on or before the first day of each month commencing August 1, 1998 until January 31, 1999, and (ii) a monthly fee of $2,000, payable on or before the first day of each month commencing February 1, 1999 until July 31, 2001.

          2.4 ADDITIONAL BENEFITS. In addition to the payments set forth above, the Company agrees to:

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               (i) transfer ownership to Jensen of the Lexus automobile
presently owned by the Company and used by Jensen in consideration for the payment by Jensen to the Company or its designee of $15,000, which may be offset against any consulting payments otherwise due or payable to Jensen pursuant to the terms of this Agreement. The Company shall continue to provide insurance for such automobile until the current policy for such automobile expires at which time Jensen shall be required to apply for and maintain insurance coverage,

               (ii) install an ISDN line at Jensen's home for Internet connection, but only to the extent that the Company deems the costs of such installation to be reasonable;

              (iii) provide Jensen a PCS Nextel phone for use by Jensen until the expiration of the contract period on such phone (October 31, 1998). All non-business related telephone calls from such telephone shall be borne by Jensen; and

               (iv) pay all premiums necessary to continue Jensen's health insurance coverage under COBRA for the maximum period permitted by COBRA and other applicable laws.

          2.5 EXPENSES. Other than long distance phone charges that are made from Jensen's home and are reasonably related to the provision of services by Jensen pursuant to this Agreement, any and all expenses to be incurred by Jensen in connection with his consulting services shall be subject to the prior written approval of the Company. Reimbursement of such expenses shall be made in accordance with the Company's ordinary expense reimbursement policies, including the requirement that Jensen submit appropriate receipts or other documentation evidencing any reimbursable expenses.

          2.6 COMPLIANCE WITH AGREEMENT. Jensen acknowledges and agrees that all payments and other benefits provided to him under this Agreement are contingent upon his complete compliance with all of the terms and conditions of this Agreement.

     3. RETURN OF COMPANY PROPERTY. Jensen warrants and represents that he has or will, within five (5) business days of the Termination Date, return to the Company all property of the Company and/or its Subsidiaries in the possession, custody and/or control of Jensen, his spouse or any affiliate(s) thereof. Such Company property shall include any written records or computer files containing Confidential Information, as such term is defined in Section
6.2 of this Agreement.

     4.   RELEASE OF CLAIMS BY JENSEN.

          4.1 RELEASE. As a material inducement to the Company to enter into this Agreement, Jensen does hereby covenant not to sue and fully and forever waives, releases, and discharges, on his own behalf and on behalf of any dependents, heirs, affiliates, successors and assigns, the Companies and any entity or individual affiliated with the organization,

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

including, without limitation, any of its attorneys, accountants, predecessors, successors, agents, directors, officers and employees ("COMPANY RELEASED PARTIES") from all rights, claims, actions and suits of all kinds and descriptions that Jensen may have against the Company Released Parties including, but not limited to, claims, actions, suits or charges arising out of his employment with the Company and/or his resignation or termination therefrom, including, but not limited to any claim that the Company discriminated against Jensen on the basis of his race, sex, religion, national origin, handicap, ancestry or age, that the Company violated any promise or agreement either express or implied with Jensen, or that the Company has terminated him for any illegal reason or in an illegal fashion, including specifically without limiting the generality of the foregoing any claim under the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or any claim for employment discrimination, defamation, liable, interference with contract, business relationships, or prospective economic advantage, emotional distress, wrongful termination, wages, severance pay, deferred compensation, stock options, bonus, sick leave, holiday pay, vacation pay, life insurance, health and medical insurance, or any other fringe benefit or commissions.

          4.2 NO PRIOR ASSIGNMENT. Jensen represents and warrants that he has not heretofore assigned, transferred, or granted, or purported to assign, transfer or grant, any of the claims, demands, and cause or causes of action released pursuant to this Agreement. Jensen represents that he is the owner of the claims, demands and cause or causes of action that he is releasing, and shall indemnify, defend, and hold the Company Released Parties free and harmless from and against all claims, demands, and cause or causes of action made or asserted by any other person, firm or entity purporting to be the owner of any claims, demands, and cause or causes of action so released.

     5. NO ADMISSION. The Company and Jensen understand and agree that neither this Agreement nor the consideration referenced above is to be construed as an admission on the part of the Company Released Parties, or any of them, of any liability whatsoever.

     6.   CONFIDENTIALITY AND NON-COMPETITION COVENANTS.

          6.1 NON-COMPETITION. For a period of three (3) years following the Termination Date, Jensen agrees not to compete with the business of the Company. The phrase "compete with the business of the Company" shall be deemed to include engaging or being interested, directly or indirectly, as an owner, employee, director, officer, general partner, member, consultant, through stock ownership, investment of capital, or rendering of services, either alone or in association with others, in the ownership, operation, management or supervision of any type of business or enterprise that designs, develops, or sells software solutions for or to, or provides consulting services relating to the design, development or sale of software solutions for or to, the network marketing or direct sales industry. The foregoing

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shall not prevent Jensen from owning up to 5% of the outstanding securities of a publicly held corporation which may compete with the business of the Company.

          6.2  CONFIDENTIALITY.

               (A) CONFIDENTIAL INFORMATION. The term "Confidential Information" as used in this Agreement shall include all ideas, materials, information, data, records, technology, software, operating methods or systems or plans developed, used or employed by the Company its customers or suppliers other than information which has properly and lawfully become generally known to the public other than as a result of the act or omission of Jensen or his representatives or agents. "Confidential Information" also includes, but is not limited to, all information regarding the financial affairs of the Company, or their customers or suppliers, accounts, customer or supplier lists, marketing plans, business or acquisition strategies, development plans, software code or design, pricing, products, properties, processes, rate structures, services, employee names, addresses, employment histories, or compensation policies.

               (B) IMPORTANCE OF CONFIDENTIAL INFORMATION. Jensen acknowledges and agrees that the Company's Confidential Information is a valuable, special and unique asset of the Company which is extremely important in a highly competitive business such as software development. Jensen acknowledges that the disclosure of any Confidential Information may cause substantial injury and loss to the Company. Jensen acknowledges that the Company retains a proprietary interest in its Confidential Information that persists beyond the termination of Jensen's employment by the Company. Jensen further acknowledges that the preservation and protection of the Confidential Information is an essential part of Jensen's employment by and business relationship with the Company and that Jensen has a duty of fidelity and trust to the Company in handling the Confidential Information.

               (C) NON-DISCLOSURE OR USE. Jensen shall not for a period of three (3) years following the Termination Date, without the prior written consent of the Company in each instance or as otherwise may be required by law or legal process, disclose to anyone any Confidential Information of the Company, or utilize such Confidential Information for Jensen's own benefit, or for the benefit of any third party.

          6.3 NON-SOLICITATION. Jensen agrees that it is reasonable and necessary for the protection of the goodwill and business of the Companies that Jensen make the covenants contained herein and that the Company is relying upon and is induced by the agreements made by Jensen in this paragraph. Accordingly, Jensen agrees that for a period of three (3) years following the Termination Date, Jensen shall not, directly or indirectly (i) attempt in any manner to persuade any third party to cease to do business, or to reduce the amount of business which any such party customarily has done or contemplates doing, with any of the Companies, whether or not the relationship was originally established in whole or in part through Jensen's efforts; or (ii) on Jensen's own behalf or otherwise, hire, solicit, seek to

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

hire, or offer employment to any person who is, during any such time period, an Jensen of or independent contractor with the Company, or in any other manner attempt, directly or indirectly, to influence, induce or encourage any such person to leave the employ of, or terminate or diminish such person's business relationship with, any of the Companies.

          6.4 CONSIDERATION FOR COVENANTS. In consideration of the covenants of Jensen set forth in this Section 6, the Company agrees to make the following payments to Jensen which shall be in addition to any payments required pursuant to Section 2 of this Agreement: (i) a lump sum payment of $30,000 on the date of this Agreement, (ii) a lump sum payment of $50,000 within three business days following completion of an initial public offering by the Company, (iii) a monthly fee of $9,000, payable on or before the first day of each month commencing August 1, 1998 until January 31, 1999, (iv) a monthly fee of $6,000, payable on or before the first day of each month commencing February 1, 1999 until January 31, 2000, (v) a monthly fee of $2,000, payable on or before the first day of each month commencing February 1, 2000 until July 31, 2001, and (vi) a lump sum payment of $75,000 on or before July 31, 2001.

     7. MATERIAL BREACH. In the event any party breaches any of the provisions, covenants or promises set forth in Sections 4, 5 and 6 or other provisions of this Agreement, the injured party will be entitled, in addition to damages, to injunctive relief from a court of competent jurisdiction, enjoining the party which committed the breach, or any of them, their agents, attorneys, and all others acting on his or its behalf from any further disclosure or dissemination of information or any activity in breach of Sections 4, 5 and 6 of this Agreement.

     8. COSTS. Each party shall bear her or its own costs and attorneys' fees in connection with the negotiation and preparation of this Agreement.

     9. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and any and all prior discussions, negotiations, commitments or understandings related thereto, if any are hereby merged herein and therein. No representations, oral or otherwise, express or implied, other than those specifically referred to in this Agreement have been made by any party hereto. No other agreements not specifically contained or referenced herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto.

     10. WAIVER, MODIFICATION AND AMENDMENT. No provision hereof may be waived unless in writing signed by all parties hereto. Waiver of any one provision herein shall not be deemed to be a waiver of any provision herein. This Agreement may be amended or modified only by a written agreement executed by all of the parties hereto.

     11. BINDING ON PARTIES. This Agreement, and all the terms and provisions hereof, shall be binding on the parties and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of the parties and their respective heirs,

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

legal representatives, successors and assigns. The parties shall defend, indemnify and hold the other parties harmless from any claim or action brought by any third party related to this Agreement or any claim or matter released herein.

     12. VOLUNTARY AGREEMENT. This Agreement in all respects has been voluntarily and knowingly executed by the parties after each party has had the opportunity to review it with their respective legal counsel. All parties have participated in the drafting of this Agreement. Accordingly, no rule of construction shall apply against any party or in favor of any party, and any uncertainty or ambiguity shall not be interpreted against any party and in favor of another.

     13. ACKNOWLEDGMENT. Jensen acknowledges that he has been given a reasonable period of time to study this Agreement before signing it. Jensen certifies that he has fully read, has received an explanation of, and completely understands the terms, nature and effect of this Agreement. Jensen further acknowledges that he is executing this Agreement freely, knowingly and voluntarily and that his execution of this Agreement is not the result of any fraud, duress, mistake or undue influence whatsoever. In executing this Agreement, Jensen does not rely on any inducements, promises or representations by the Companies or any person other than the terms and conditions of this Agreement.

     14. NO RELIANCE. The parties acknowledge that they have read this Agreement, that they are relying solely upon the contents of this Agreement, and are not relying upon any other representations, warranties, or inducements whatsoever as an inducement to enter into this Agreement, other than those referenced herein, and acknowledge that no representations, warranties, or covenants have been made which are not referenced in this Agreement.

     15. NO WAIVER. Failure to insist on compliance with any term, covenant, or condition contained in this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

     16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

     17. ARBITRATION AND WAIVER OF JURY TRIAL. Any and all disputes which may arise from or relate to this Agreement or the employment of Jensen or the termination of such employment shall be subject to final and binding arbitration to be held in Vancouver, Washington. All such disputes shall be arbitrated under the auspices and rules of the American Arbitration Association pursuant to its Expedited Labor Arbitration Rules in effect at the time the claim or dispute arises. There shall be one arbitrator, who shall be a retired superior court or federal court judge. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard or refuse

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to enforce any contractual provision.  The arbitrator shall have no right, power or jurisdiction to award Jensen any punitive or exemplary damages of any kind. JENSEN AND THE COMPANY RECOGNIZE AND AGREE THAT BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING ANY AND ALL RIGHTS TO A TRIAL BY JURY. Notwithstanding any of the foregoing, this provision for arbitration shall not prevent the Companies, or any of them, from seeking injunctive relief for violation of the provisions of Section 4, 5 and 6 hereof. The prevailing party in any arbitration or in any action or proceeding involving injunctive relief shall be entitled to recover her or its reasonable attorneys' fees and costs.

     18. SEVERABILITY. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent of and severable from the remainder, the validity of which shall remain unaffected.

     19. TITLES AND CAPTIONS. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

     20. COUNTERPARTS. This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one agreement, which shall be binding and effective as to the parties. This Agreement shall be effective on the date last executed by one of the parties hereto if so executed in counterparts.

     21. FURTHER ASSURANCES; COOPERATION IN LITIGATION. Jensen hereby agrees that from time to time at the reasonable request of the Company, and without further consideration, Jensen will (i) execute and deliver such additional instruments and take such other actions as the Company may reasonably require to carry out the terms of this Agreement, (ii) cooperate with the Company in connection with preparing for, defending, and testifying in connection with any pending or future litigation or other proceeding or dispute between any of the Companies and any third party, and (iii) cooperate with the Company in connection with any financial audit of the Companies.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

"COMPANY"

JENKON INTERNATIONAL, INC.

By:
   -------------------------------------
   David Edwards, Chief Executive Officer

"JENSEN"



----------------------------------------
DAN JENSEN

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